Exhibit 99.1

Nexstar Broadcasting Updates Third Quarter Guidance

IRVING, Texas—Oct. 5, 2004—Nexstar Broadcasting Group, Inc. (NASDAQ: NXST)

•	Expects 2004 Third Quarter Net Revenue To Increase Approximately 12 - 13% on Political Advertising Revenue of $6 Million

•	Enters Into Local Service Agreement with WTVO in Rockford, Illinois

•	To Report Third Quarter Results and Host Conference Call and Webcast on November 4th

Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) today updated its financial outlook for the third quarter ended September 30, 2004. The Company will release its full third quarter and nine-month financial results before the market opens on Thursday, November 4th and will host a conference call and simultaneous web cast that morning at 10:00 a.m. EST.

Third Quarter Update

Nexstar anticipates that reported net revenue for the 2004 third quarter will be approximately $59.0 - 60.0 million, an increase of approximately 12 - 13% over 2003 third quarter net revenue of $52.9 million, an adjustment from its previously forecasted increase of 18-20%.

On a pro forma basis (as if the acquisitions of WUTR in Utica, NY by Mission Broadcasting, Inc. and KLST San Angelo, TX and KFTA/KNWA in Ft. Smith-Fayetteville, AR by Nexstar were completed on July 1, 2003), the Company anticipates total advertising revenue (which includes local, national and political revenue) increasing approximately 10% - 11%, rather than the mid- to high-teens percentage increase forecast at the time the Company reported it second quarter results in August.

The shortfall of approximately $3.0 - 4.0 million in political advertising revenue was due to lower political advertising revenue at the Company’s television stations in Missouri, Illinois and Arkansas. Nexstar now expects political advertising revenue for the 2004 third quarter to be approximately $6 million.

The net revenue shortfall will be partially offset by better-than-expected cost management. Nexstar now expects station direct operating expenses, selling, general and administrative expenses, and program payments for the 2004 third quarter to be approximately $32.7 million, a decrease of approximately 5.0% over pro forma 2003 third quarter levels of $34.4 million, rather than the 3.0% - 3.5% reduction that was originally forecast.

Perry A. Sook, Chairman, President and Chief Executive Officer of Nexstar Broadcasting Group, Inc., commented, “Through the first eight months of the year, political advertising revenue paced ahead of our internal expectations, which were based on historical trends and spending patterns from prior campaign years and election cycles. In September, however, unforeseen shifts in national and statewide campaign strategies in key ‘battleground’ markets caused total political advertising levels for the Company to fall short of our internal expectations.

“Given our limited visibility on political spending activity, we cannot predict with certainty how much political advertising Nexstar will capture in the 2004 fourth quarter. However, we expect that factors influencing third quarter political revenue will persist, and we will provide a more complete update when we report third quarter financial results shortly after Election Day.

“Additionally, since our initial third quarter forecast, the Company has continued to exercise careful expense management, allowing us to exceed our prior goals in this area.”

WTVO Agreement

Separately, Nexstar announced today that Mission Broadcasting, Inc., Nexstar’s broadcasting associate, has entered into a definitive agreement to acquire WTVO-TV, the ABC affiliate serving Rockford, Illinois, for $20.75 million. The transaction is subject to FCC approval and is expected to close in mid-2005. Nexstar has entered into Local Service Agreements with Mission for WTVO and will begin providing services to the station through its owned and operated station, WQRF-TV, beginning on November 1, 2004.

For the fourth quarter of 2004, WTVO is expected to contribute approximately $1.0 million to Nexstar’s reported net revenue and add approximately $0.8 million of direct station operating expenses and selling, general and administrative expenses to Nexstar’s cost structure. Upon full integration of the station, which is expected to occur during 2005, Nexstar anticipates that WTVO will deliver approximately $5.5 - 6.0 million of reported net revenue and approximately $3.0 million of direct station operating expenses and selling, general and administrative expenses to Nexstar’s financial results.

Third Quarter Conference Call and Webcast Information

To access the third quarter conference call scheduled for November 4, interested parties may dial 800-946-0782. A replay will be available through January 3, 2005 by dialing 800-203-1112 and entering access code 9046000. Participants can also listen to a live webcast of the call through the Investor Relations section of Nexstar’s website at www.nexstar.tv. A webcast replay will be available for 60 days following the live event. Please call five minutes in advance to ensure that you are connected. Questions and answers will be taken only from participants on the conference call. For the webcast, please allow 15 minutes to register and download and install any necessary software. Both the call and webcast are open to the general public.

About Nexstar Broadcasting Group, Inc.

Nexstar Broadcasting Group, upon completion of all pending transactions, owns, operates, programs or provides sales and other services to 46 television stations in 27 markets in the states of Illinois, Indiana, Maryland, Missouri, Montana, Texas, Pennsylvania, Louisiana, Arkansas, Alabama and New York. Nexstar’s television station group includes affiliates of NBC, CBS, ABC, Fox and UPN, and reaches approximately 7.4% of all U.S. television households.

The following is a list of Nexstar’s owned properties, as well as those with which it has local service agreements:

Market Rank	Market	Station	Affiliation	Status (1)
8	Washington, DC/Hagerstown, MD(2)	WHAG	NBC	O&O
53	Wilkes Barre-Scranton, PA	WBRE	NBC	O&O
		WYOU	CBS	LSA
56	Little Rock-Pine Bluff, AR	KARK	NBC	O&O
75	Rochester, NY	WROC	CBS	O&O
78	Springfield, MO	KOLR	CBS	LSA
		KDEB	Fox	O&O
81	Shreveport, LA	KTAL	NBC	O&O
	Champaign-Springfield-	WCIA	CBS	O&O
82	Decatur, IL	WCFN	UPN	O&O
99	Evansville, IN	WTVW	Fox	O&O
105	Ft. Wayne, IN	WFFT	Fox	O&O
	Ft. Smith - Fayetteville -	KFTA/	NBC	Acq. Pending
108	Springdale - Rogers, AR	KNWA
117	Peoria-Bloomington, IL	WMBD	CBS	O&O
		WYZZ	Fox	LSA
129	Amarillo, TX	KAMR	NBC	O&O
		KCIT	Fox	LSA
		KCPN-LP	—	LSA
133	Rockford, IL	WQRF	Fox	O&O
		WTVO	ABC	Acq. Pending
135	Monroe, LA-El Dorado, AR	KARD	Fox	O&O
138	Beaumont-Port Arthur, TX	KBTV	NBC	O&O
141	Erie, PA	WJET	ABC	O&O
		WFXP	Fox	LSA
143	Wichita Falls, TX-Lawton,	KFDX	NBC	O&O
		KJTL	Fox	LSA
		KJBO-LP	UPN	LSA
146	Joplin, MO-Pittsburg, KS	KSNF	NBC	O&O
		KODE	ABC	LSA
147	Lubbock, TX	KLBK	CBS	O&O
		KAMC	ABC	LSA
	Terre Haute, IN	WTWO	NBC	O&O
148		WBAK	Fox	LSA
157	Odessa-Midland, TX	KMID	ABC	O&O
163	Abilene-Sweetwater, TX	KTAB	CBS	O&O
		KRBC	NBC	LSA
167	Utica, NY	WUTR	ABC	LSA
		WFXV	Fox	O&O
		WPNY-LP	UPN	O&O
170	Billings, MT	KSVI	ABC	O&O
		KHMT	Fox	LSA
171	Dothan, AL	WDHN	ABC	O&O
	San Angelo, TX	KSAN	NBC	LSA
195		KLST	CBS	Acq. Pending
201	St. Joseph, MO	KQTV	ABC	O&O

(1)	O&O refers to stations that we own and operate. LSA, or local service agreement, is the general term we use to refer to a contract under which we provide services to a station owned and/or operated by an independent third party. Local service agreements include time brokerage agreements, shared services agreements, joint sales agreements, and outsourcing agreements.

(2)	Although WHAG is located within the Washington, DC DMA, its signal does not reach the entire Washington, DC metropolitan area. WHAG serves the Hagerstown, MD sub-market within the DMA.

Forward-Looking Statements

This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

The forward-looking statements contained in this news release, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

CONTACT:	Nexstar Broadcasting Group, Inc. G. Robert Thompson, 972-373-8800 or Jaffoni & Collins Incorporated Stewart Lewack, Joseph Jaffoni, 212-835-8500 nxst@jcir.com

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